CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Bright Minds Biosciences Inc. (the "Company") of our report dated December 23, 2025 relating to the audited consolidated financial statements of the Company for the years ended September 30, 2025 and 2024, as included in the Annual Report on Form 40-F of the Company for the year ended September 30, 2025, as filed with the United States Securities Exchange Commission.

Yours truly,

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

August 12, 2026